                                        NEWS RELEASE

PAR PACIFIC HOLDINGS REPORTS FIRST QUARTER 2024 RESULTS

HOUSTON, May 6, 2024 - Par Pacific Holdings, Inc. (NYSE: PARR) (“Par Pacific” or the “Company”) today reported its financial results for the quarter ended March 31, 2024.

•Net Loss of $(3.8) million, or $(0.06) per diluted share
•Adjusted Net Income of $41.7 million, or $0.69 per diluted share
•Adjusted EBITDA of $94.7 million
•Repurchased $73 million of common stock year to date
•Board increases management share repurchase authority to $250 million
•Announced refinancing activities resulting in approximately $13 million of annual cash savings

Par Pacific reported a net loss of $(3.8) million, or $(0.06) per diluted share, for the quarter ended March 31, 2024, compared to net income of $237.9 million, or $3.90 per diluted share, for the same quarter in 2023. During the first quarter of 2023, the Company recorded a $94.7 million gain related to prior years’ RIN settlements, which is included in GAAP results. First quarter 2024 Adjusted Net Income was $41.7 million, compared to $137.5 million in the first quarter of 2023. First quarter 2024 Adjusted EBITDA was $94.7 million, compared to $167.6 million in the first quarter of 2023. A reconciliation of reported non-GAAP financial measures to their most directly comparable GAAP financial measures can be found in the tables accompanying this news release.

“Our 2024 outlook remains strong. Recent maintenance activities position us to optimize throughput during the highly profitable summer season,” said Will Monteleone, President and Chief Executive Officer. “We have further improved our balance sheet and cost of capital while repurchasing over $70 million of common stock since the beginning of the year. Our strong balance sheet leaves us well capitalized to pursue our strategic objectives.”

Refining
The Refining segment reported operating income of $22.6 million in the first quarter of 2024, compared to $263.1 million in the first quarter of 2023. Adjusted Gross Margin for the Refining segment was $207.1 million in the first quarter of 2024, compared to $211.6 million in the first quarter of 2023.

Refining segment Adjusted EBITDA was $81.3 million in the first quarter of 2024, compared to $152.7 million in the first quarter of 2023.

Hawaii
The 3-1-2 Singapore Crack Spread was $18.67 per barrel in the first quarter of 2024, compared to $21.22 per barrel in the first quarter of 2023. Throughput in the first quarter of 2024 was 79 thousand barrels per day (Mbpd), compared to 76 Mbpd for the same quarter in 2023. Production costs were $4.89 per throughput barrel in the first quarter of 2024, compared to $4.54 per throughput barrel in the same period of 2023.

The Hawaii refinery’s Adjusted Gross Margin was $14.00 per barrel during the first quarter of 2024, including a net price lag impact of approximately $2.9 million, or $0.41 per barrel, compared to $19.11 per barrel during the first quarter of 2023.

Montana
The RVO Adjusted USGC 3-2-1 Index averaged $21.34 per barrel in the first quarter of 2024. The Montana refinery’s throughput in the first quarter of 2024 was 53.1 Mbpd and production costs were $12.44 per throughput barrel.

The Montana refinery’s Adjusted Gross Margin was $13.82 per barrel during the first quarter of 2024.

Washington
The RVO Adjusted Pacific Northwest 3-1-1-1 Index averaged $20.48 per barrel in the first quarter of 2024, compared to $25.30 per barrel in the first quarter of 2023. The Washington refinery’s throughput was 31 Mbpd in the first quarter of 2024, including the impact of planned maintenance activities, compared to 40 Mbpd in the first quarter of 2023. Production costs were $6.07 per throughput barrel in the first quarter of 2024, compared to $4.25 per throughput barrel in the same period of 2023.

The Washington refinery’s Adjusted Gross Margin was $6.13 per barrel during the first quarter of 2024, compared to $11.07 per barrel during the first quarter of 2023.

Wyoming
The RVO Adjusted USGC 3-2-1 Index averaged $21.34 per barrel in the first quarter of 2024, compared to $26.55 per barrel in the first quarter of 2023. The Wyoming refinery’s throughput was 17 Mbpd in the first quarter of 2024, consistent with the first quarter of 2023. Production costs were $7.86 per throughput barrel in the first quarter of 2024, compared to $7.41 per throughput barrel in the same period of 2023.

The Wyoming refinery's Adjusted Gross Margin was $14.84 per barrel during the first quarter of 2024, including a FIFO impact of approximately $2.4 million, or $1.56 per barrel, compared to $27.54 per barrel during the first quarter of 2023.

Retail
The Retail segment reported operating income of $11.0 million in the first quarter of 2024, compared to $13.5 million in the first quarter of 2023. Adjusted Gross Margin for the Retail segment was $37.1 million in the first quarter of 2024, compared to $37.3 million in the same quarter of 2023.

Retail segment Adjusted EBITDA was $14.1 million in the first quarter of 2024, compared to $16.6 million in the first quarter of 2023. The Retail segment reported sales volumes of 29.4 million gallons in the first quarter of 2024, compared to 27.1 million gallons in the same quarter of 2023. First quarter 2024 same store sales fuel volumes and merchandise revenue increased by 6.1% and 5.1%, respectively, compared to the first quarter of 2023.

Logistics
The Logistics segment reported operating income of $20.4 million in the first quarter of 2024, compared to $12.6 million in the first quarter of 2023. Adjusted Gross Margin for the Logistics segment was $32.0 million in the first quarter of 2024, compared to $21.1 million in the same quarter of 2023.

Logistics segment Adjusted EBITDA was $28.1 million in the first quarter of 2024, compared to $17.6 million in the first quarter of 2023.

Liquidity
Net cash provided by operations totaled $25.4 million for the three months ended March 31, 2024, compared to $139.1 million for the three months ended March 31, 2023. Net cash used in investing activities totaled $(22.6) million for the three months ended March 31, 2024, consisting primarily of capital expenditures, compared to $(2.5) million for the three months ended March 31, 2023. Net cash used in financing activities totaled $(53.6) million for the three months ended March 31, 2024, compared to net cash provided by financing activities of $33.8 million for the three months ended March 31, 2023.

At March 31, 2024, Par Pacific’s cash balance totaled $228.3 million, gross debt was $654.1 million, and total liquidity was $575.0 million. Net debt was $425.8 million at March 31, 2024.

In March 2024, the Company announced the upsizing of its ABL to $1.4 billion in conjunction with the planned replacement of its existing Hawaii intermediation facility with a new crude-only intermediation. These financing activities are expected to be effective on May 31, 2024, reducing annual working capital funding costs by approximately $10 million. In addition, the Company announced the repricing of its term loan facility in April, which is expected to result in annual cash savings of approximately $3 million.

On April 30, 2024, Par Pacific’s Board of Directors replaced the Company’s prior share repurchase plan with a new $250 million share repurchase plan effective May 6, 2024.

Laramie Energy
In conjunction with Laramie Energy LLC’s (“Laramie’s”) refinancing and subsequent cash distribution to Par Pacific during the first quarter of 2023, we resumed the application of equity method accounting for our investment in Laramie effective February 21, 2023. We recorded $4.6 million of equity earnings for Laramie during the first quarter of 2024. Total net income for Laramie was $6.4 million in the first quarter of 2024, including unrealized gains on derivatives of $5.2 million, compared to $50.8 million in the first quarter of 2023. Laramie’s total Adjusted EBITDAX was $14.8 million in the first quarter of 2024, compared to $44.4 million in the first quarter of 2023.

Conference Call Information
A conference call is scheduled for Tuesday, May 7, 2024 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time). To access the call, please dial 1-833-974-2377 inside the U.S. or 1-412-317-5782 outside of the U.S. and ask for the Par Pacific call. Please dial in at least 10 minutes early to register. The webcast may be accessed online through the Company’s website at http://www.parpacific.com on the Investors page. A telephone replay will be available until May 21, 2024 and may be accessed by calling 1-877-344-7529 inside the U.S. or 1-412-317-0088 outside the U.S. and using the conference ID 9827159.

About Par Pacific
Par Pacific Holdings, Inc. (NYSE: PARR), headquartered in Houston, Texas, is a growing energy company providing both renewable and conventional fuels to the western United States. Par Pacific owns and operates 219,000 bpd of combined refining capacity across four locations in Hawaii, the Pacific Northwest and the Rockies, and an extensive energy infrastructure network, including 13 million barrels of storage, and marine, rail, rack, and pipeline assets. In addition, Par Pacific operates the Hele retail brand in Hawaii and the “nomnom” convenience store chain in the Pacific Northwest. Par Pacific also owns 46%

of Laramie Energy, LLC, a natural gas production company with operations and assets concentrated in Western Colorado. More information is available at www.parpacific.com.

Forward-Looking Statements
This news release (and oral statements regarding the subject matter of this news release, including those made on the conference call and webcast announced herein) includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements include, without limitation, statements about: expected market conditions; anticipated free cash flows; anticipated refinery throughput; anticipated cost savings; anticipated capital expenditures, including major maintenance costs, and their effect on our financial and operating results, including earnings per share and free cash flow; anticipated retail sales volumes and on-island sales; the anticipated financial and operational results of Laramie Energy, LLC; the amount of our discounted net cash flows and the impact of our NOL carryforwards thereon; our ability to identify, acquire, and develop energy, related retailing, and infrastructure businesses; the timing and expected results of certain development projects, as well as the impact of such investments on our product mix and sales; the anticipated synergies and other benefits of the Billings refinery and associated marketing and logistics assets (“Billings Acquisition”), including renewable growth opportunities, the anticipated financial and operating results of the Billings Acquisition and the effect on Par Pacific's cash flows and profitability (including Adjusted EBITDA and Adjusted Net Income and Free Cash Flow per share), and other risks and uncertainties detailed in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and any other documents that we file with the Securities and Exchange Commission. Additionally, forward-looking statements are subject to certain risks, trends, and uncertainties, such as changes to our financial condition and liquidity; the volatility of crude oil and refined product prices; the Russia-Ukraine war, Israel-Palestine conflict, Houthi attacks in the Red Sea, Iranian activities in the Strait of Hormuz and their potential impacts on global crude oil markets and our business; operating disruptions at our refineries resulting from unplanned maintenance events or natural disasters; environmental risks; changes in the labor market; and risks of political or regulatory changes. We cannot provide assurances that the assumptions upon which these forward-looking statements are based will prove to have been correct. Should one of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements, and investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. We do not intend to update or revise any forward-looking statements made herein or any other forward-looking statements as a result of new information, future events, or otherwise. We further expressly disclaim any written or oral statements made by a third party regarding the subject matter of this news release.

Contact:
Ashimi Patel
VP, Investor Relations & Sustainability
(832) 916-3355
apatel@parpacific.com

Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands, except per share data)

	Three Months Ended March 31,
	2024	2023
Revenues	$1,980,835	$1,685,209
Operating expenses
Cost of revenues (excluding depreciation)	1,747,478	1,289,020
Operating expense (excluding depreciation)	153,260	83,120
Depreciation and amortization	32,656	24,360
General and administrative expense (excluding depreciation)	41,755	19,286
Equity earnings from refining and logistics investments	(6,094)	—
Acquisition and integration costs	243	5,271
Par West redevelopment and other costs	1,971	2,750
Loss on sale of assets, net	51	—
Total operating expenses	1,971,320	1,423,807
Operating income	9,515	261,402
Other income (expense)
Interest expense and financing costs, net	(17,884)	(16,250)
Debt extinguishment and commitment costs	—	(17,720)
Other loss, net	(2,576)	(35)
Equity earnings from Laramie Energy, LLC	4,563	10,706
Total other expense, net	(15,897)	(23,299)
Income (loss) before income taxes	(6,382)	238,103
Income tax benefit (expense)	2,631	(213)
Net income (loss)	$(3,751)	$237,890

Weighted-average shares outstanding
Basic	58,992	60,111
Diluted	58,992	61,047

Income (loss) per share
Basic	$(0.06)	$3.96
Diluted	$(0.06)	$3.90
Balance Sheet Data
(Unaudited)
(in thousands)

	March 31, 2024	December 31, 2023
Balance Sheet Data
Cash and cash equivalents	$228,298	$279,107
Debt, including current portion	639,509	650,858
Total stockholders’ equity	1,311,339	1,335,424

Operating Statistics
The following table summarizes key operational data:

	Three Months Ended March 31,
	2024	2023
Total Refining Segment
Feedstocks throughput (Mbpd)	180.9	132.8
Refined product sales volume (Mbpd)	192.9	149.1

Hawaii Refinery
Feedstocks throughput (Mbpd)	79.4	76.3

Yield (% of total throughput)
Gasoline and gasoline blendstocks	25.0%	26.8%
Distillates	38.2%	39.1%
Fuel oils	34.0%	29.3%
Other products	(1.2)%	1.7%
Total yield	96.0%	96.9%

Refined product sales volume (Mbpd)	87.6	90.4

Adjusted Gross Margin per bbl ($/throughput bbl) (1)	$14.00	$19.11
Production costs per bbl ($/throughput bbl) (2)	4.89	4.54
D&A per bbl ($/throughput bbl)	0.60	0.73

Montana Refinery
Feedstocks Throughput (Mbpd)	53.1	—

Yield (% of total throughput)
Gasoline and gasoline blendstocks	47.7%	—%
Distillates	32.7%	—%
Asphalt	9.9%	—%
Other products	4.1%	—%
Total yield	94.4%	—%

Refined product sales volume (Mbpd)	51.5	—

Adjusted Gross Margin per bbl ($/throughput bbl) (1)	$13.82	$—
Production costs per bbl ($/throughput bbl) (2)	12.44	—
D&A per bbl ($/throughput bbl)	1.40	—

	Three Months Ended March 31,
	2024	2023
Washington Refinery
Feedstocks throughput (Mbpd)	31.4	39.6

Yield (% of total throughput)
Gasoline and gasoline blendstocks	23.6%	23.6%
Distillate	33.5%	34.5%
Asphalt	21.0%	18.5%
Other products	17.9%	19.2%
Total yield	96.0%	95.8%

Refined product sales volume (Mbpd)	36.3	40.7

Adjusted Gross Margin per bbl ($/throughput bbl) (1)	$6.13	$11.07
Production costs per bbl ($/throughput bbl) (2)	6.07	4.25
D&A per bbl ($/throughput bbl)	2.44	1.81

Wyoming Refinery
Feedstocks throughput (Mbpd)	17.0	16.9

Yield (% of total throughput)
Gasoline and gasoline blendstocks	49.8%	47.5%
Distillate	45.9%	46.0%
Fuel oils	1.9%	2.4%
Other products	1.0%	0.8%
Total yield	98.6%	96.7%

Refined product sales volume (Mbpd)	17.5	18.0

Adjusted Gross Margin per bbl ($/throughput bbl) (1)	$14.84	$27.54
Production costs per bbl ($/throughput bbl) (2)	7.86	7.41
D&A per bbl ($/throughput bbl)	2.77	2.78

Market Indices ($ per barrel)
3-1-2 Singapore Crack Spread (3)	$18.67	$21.22
RVO Adj. Pacific Northwest 3-1-1-1 Index (4)	20.48	25.30
RVO Adj. USGC 3-2-1 Index (5)	21.34	26.55

Crude Oil Prices ($ per barrel)
Brent	$81.76	$82.10
WTI	76.91	75.99
ANS	81.33	79.01
Bakken Clearbrook	74.31	79.14
WCS Hardisty	59.45	56.67
Brent M1-M3	1.06	0.52

Retail Segment
Retail sales volumes (thousands of gallons)	29,431	27,123
________________________________________
(1)We calculate Adjusted Gross Margin per barrel by dividing Adjusted Gross Margin by total refining throughput. Adjusted Gross Margin for our Washington refinery is determined under the last-in, first-out (“LIFO”) inventory costing method. Adjusted Gross Margin for our other refineries is determined under the first-in, first-out (“FIFO”) inventory costing method.

(2)Management uses production costs per barrel to evaluate performance and compare efficiency to other companies in the industry. There are a variety of ways to calculate production costs per barrel; different companies within the industry calculate it in different ways. We calculate production costs per barrel by dividing all direct production costs, which include the costs to run the refineries including personnel costs, repair and maintenance costs, insurance, utilities, and other miscellaneous costs, by total refining throughput. Our production costs are included in Operating expense (excluding depreciation) on our consolidated statement of operations, which also includes costs related to our bulk marketing operations and severance costs.
(3)We believe the 3-1-2 Singapore Crack Spread (or three barrels of Brent crude oil converted into one barrel of gasoline and two barrels of distillates (diesel and jet fuel)) is the most representative market indicator for our operations in Hawaii.
(4)We believe the RVO Adjusted Pacific Northwest 3-1-1-1 (or three barrels of WTI crude oil converted into one barrel of Pacific Northwest gasoline, one barrel of Pacific Northwest ULSD and one barrel of USGC VGO, less 100% of the RVO cost for gasoline and ULSD) is the most representative market indicator for our operations in Washington with improved historical correlations to our reported adjusted gross margin compared to prior reported indices.
(5)We believe the RVO Adjusted USGC 3-2-1 (or three barrels of WTI crude oil converted into two barrels of USGC gasoline and one barrel of USGC ULSD, less 100% of the RVO cost) is the most representative market indicator for our operations in Montana and Wyoming with improved historical correlations to our reported adjusted gross margin compared to prior reported indices.
Non-GAAP Performance Measures
Management uses certain financial measures to evaluate our operating performance that are considered non-GAAP financial measures. These measures should not be considered in isolation or as substitutes or alternatives to their most directly comparable GAAP financial measures or any other measure of financial performance or liquidity presented in accordance with GAAP. These non-GAAP measures may not be comparable to similarly titled measures used by other companies since each company may define these terms differently.
We believe Adjusted Gross Margin (as defined below) provides useful information to investors because it eliminates the gross impact of volatile commodity prices and adjusts for certain non-cash items and timing differences created by our inventory financing agreements and lower of cost and net realizable value adjustments to demonstrate the earnings potential of the business before other fixed and variable costs, which are reported separately in Operating expense (excluding depreciation) and Depreciation and amortization. Management uses Adjusted Gross Margin per barrel to evaluate operating performance and compare profitability to other companies in the industry and to industry benchmarks. We believe Adjusted Net Income (Loss) and Adjusted EBITDA (as defined below) are useful supplemental financial measures that allow investors to assess the financial performance of our assets without regard to financing methods, capital structure, or historical cost basis, the ability of our assets to generate cash to pay interest on our indebtedness, and our operating performance and return on invested capital as compared to other companies without regard to financing methods and capital structure. We believe Adjusted EBITDA by segment (as defined below) is a useful supplemental financial measure to evaluate the economic performance of our segments without regard to financing methods, capital structure, or historical cost basis.
Beginning with financial results reported for the second quarter of 2023, Adjusted Gross Margin, Adjusted Net Income (Loss), and Adjusted EBITDA also exclude our portion of interest, taxes, and depreciation expense from our refining and logistics investments acquired on June 1, 2023, as part of the Billings Acquisition.
Beginning with financial results reported for the fourth quarter of 2023, Adjusted Gross Margin, Adjusted Net Income (Loss), and Adjusted EBITDA excludes all hedge losses (gains) associated with our Washington ending inventory and LIFO layer increment impacts associated with our Washington inventory. In addition, we have modified our environmental obligation mark-to-market adjustment to include only the mark-to-market losses (gains) associated with our net RINs liability and net obligation associated with the Washington Climate Commitment Act (“Washington CCA”) and Clean Fuel Standard. This modification was made as part of our change in how we estimate our environmental obligation liabilities.
Beginning with financial results reported for the fourth quarter of 2023, Adjusted Net Income (loss) excludes unrealized interest rate derivative losses (gains) and all Laramie Energy related impacts with the exception of cash distributions. We have recast Adjusted Net Income (Loss) for prior periods when reported to conform to the modified presentation.
Beginning with financial results reported in the first quarter of 2024, Adjusted Net Income (loss) also excludes other non-operating income and expenses. This modification improves comparability between periods by excluding income and expenses resulting from non-operating activities.

Adjusted Gross Margin
Adjusted Gross Margin is defined as operating income (loss) excluding:

•	operating expense (excluding depreciation);
•	depreciation and amortization (“D&A”);
•	impairment expense;
•	loss (gain) on sale of assets, net;
•	Par’s portion of interest, taxes, and depreciation expense from refining and logistics investments;
•	inventory valuation adjustment (which adjusts for timing differences to reflect the economics of our inventory financing agreements, including lower of cost or net realizable value adjustments, the impact of the embedded derivative repurchase or terminal obligations, hedge losses (gains) associated with our Washington ending inventory and intermediation obligation, purchase price allocation adjustments, and LIFO layer increment and decrement impacts associated with our Washington inventory);
•	Environmental obligation mark-to-market adjustments (which represents the mark-to-market losses (gains) associated with our net RINs liability and net obligation associated with the Washington CCA and Clean Fuel Standard); and
•	unrealized loss (gain) on derivatives.
The following tables present a reconciliation of Adjusted Gross Margin to the most directly comparable GAAP financial measure, operating income (loss), on a historical basis, for selected segments, for the periods indicated (in thousands):

Three months ended March 31, 2024	Refining	Logistics	Retail
Operating income	$22,600	$20,374	$10,996
Operating expense (excluding depreciation)	126,468	3,812	22,980
Depreciation and amortization	22,270	6,775	3,116
Par’s portion of interest, taxes, and depreciation expense from refining and logistics investments	718	928	—
Inventory valuation adjustment	625	—	—
Environmental obligation mark-to-market adjustments	(10,263)	—	—
Unrealized loss on commodity derivatives	44,692	—	—
Loss (gain) on sale of assets, net	—	61	(10)
Adjusted Gross Margin (1)	$207,110	$31,950	$37,082

Three months ended March 31, 2023	Refining	Logistics	Retail
Operating income	$263,137	$12,608	$13,474
Operating expense (excluding depreciation)	58,882	3,447	20,791
Depreciation and amortization	15,723	5,034	3,079
Inventory valuation adjustment	20,858	—	—
Environmental obligation mark-to-market adjustments	(133,301)	—	—
Unrealized gain on commodity derivatives	(13,670)	—	—
Adjusted Gross Margin (1)	$211,629	$21,089	$37,344
____________________________________________________________________________
(1)For the three months ended March 31, 2024 and 2023, there was no impairment expense and LIFO liquidation adjustment recorded in Operating income (loss). For the three months ended March 31, 2023, there was no (gain) loss on sale of assets recorded in Operating income (loss).

Adjusted Net Income (Loss) and Adjusted EBITDA
Adjusted Net Income (Loss) is defined as Net income (loss) excluding:

•
inventory valuation adjustment (which adjusts for timing differences to reflect the economics of our inventory financing agreements, including lower of cost or net realizable value adjustments, the impact of the embedded derivative repurchase or terminal obligations, hedge losses (gains) associated with our Washington ending inventory and intermediation obligation, purchase price allocation adjustments, and LIFO layer increment and decrement impacts associated with our Washington inventory);

•
Environmental obligation mark-to-market adjustments (which represents the mark-to-market losses (gains) associated with our net RINs liability and net obligation associated with the Washington CCA and Clean Fuel Standard);

•	unrealized (gain) loss on derivatives;
•	acquisition and integration costs;
•	redevelopment and other costs related to Par West;
•	debt extinguishment and commitment costs;
•	increase in (release of) tax valuation allowance and other deferred tax items;
•	changes in the value of contingent consideration and common stock warrants;
•	severance costs and other non-operating expense (income);
•	(gain) loss on sale of assets;
•	impairment expense;
•	impairment expense associated with our investment in Laramie Energy; and
•	Par’s share of equity losses from Laramie Energy, LLC, excluding cash distributions.
Adjusted EBITDA is defined as Adjusted Net Income (Loss) excluding:

•	D&A;
•	interest expense and financing costs, net, excluding unrealized interest rate derivative loss (gain);
•	cash distributions from Laramie Energy, LLC to Par;
•	Par's portion of interest, taxes, and depreciation expense from refining and logistics investments; and
•	income tax expense (benefit) excluding the increase in (release of) tax valuation allowance.

The following table presents a reconciliation of Adjusted Net Income (Loss) and Adjusted EBITDA to the most directly comparable GAAP financial measure, net income (loss), on a historical basis for the periods indicated (in thousands):

	Three Months Ended March 31,
	2024	2023
Net income (loss)	$(3,751)	$237,890
Inventory valuation adjustment	625	20,858
Environmental obligation mark-to-market adjustments	(10,263)	(133,301)
Unrealized loss (gain) on derivatives	43,848	(13,670)
Acquisition and integration costs	243	5,271
Par West redevelopment and other costs	1,971	2,750
Debt extinguishment and commitment costs	—	17,720
Changes in valuation allowance and other deferred tax items (1)	(2,631)	—
Severance costs and other non-operating expenses (2)	16,138	—
Loss on sale of assets, net	51	—
Equity earnings from Laramie Energy, LLC, excluding cash distributions	(4,563)	—
Adjusted Net Income	41,668	137,518
Depreciation and amortization	32,656	24,360
Interest expense and financing costs, net, excluding unrealized interest rate derivative loss (gain)	18,728	16,250
Laramie Energy, LLC cash distributions to Par	—	(10,706)
Par's portion of interest, taxes, and depreciation expense from refining and logistics investments	1,646	—
Income tax expense (benefit)	—	213
Adjusted EBITDA (3)	$94,698	$167,635
___________________________________
(1)For the three months ended March 31, 2024, we recognized a non-cash deferred tax benefit of $2.6 million related to deferred state and federal tax liabilities. This tax benefit is included in Income tax expense (benefit) on our consolidated statements of operations. For the three months ended March 31, 2023, we did not have any adjustments to our valuation allowance and other deferred tax items.
(2)For the three months ended March 31, 2024, we incurred $13.1 million of stock-based compensation expenses associated with accelerated vesting of equity awards and modification of vested equity awards related to our CEO transition and $2.3 million for an estimated legal settlement unrelated to current operating activities.
(3)For the three months ended March 31, 2024 and 2023, there was no change in value of contingent consideration, change in value of common stock warrants, impairment expense, impairments associated with our investment in Laramie Energy, or our share of Laramie Energy’s asset impairment losses in excess of our basis difference. Please read the Non-GAAP Performance Measures discussion above for information regarding changes to the components of Adjusted Net Income (Loss) and Adjusted EBITDA made during the reporting periods.

The following table sets forth the computation of basic and diluted Adjusted Net Income (Loss) per share (in thousands, except per share amounts):

	Three Months Ended March 31,
	2024	2023
Adjusted Net Income	$41,668	$137,518
Plus: effect of convertible securities	—	—
Numerator for diluted income per common share	$41,668	$137,518

Basic weighted-average common stock shares outstanding	58,992	60,111
Add dilutive effects of common stock equivalents	1,061	936
Diluted weighted-average common stock shares outstanding	60,053	61,047

Basic Adjusted Net Income per common share	$0.71	$2.29
Diluted Adjusted Net Income per common share	$0.69	$2.25

Adjusted EBITDA by Segment
Adjusted EBITDA by segment is defined as Operating income (loss) excluding:

•	D&A;
•	inventory valuation adjustment (which adjusts for timing differences to reflect the economics of our inventory financing agreements, including lower of cost or net realizable value adjustments, the impact of the embedded derivative repurchase or terminal obligations, hedge losses (gains) associated with our Washington ending inventory and intermediation obligation, purchase price allocation adjustments, and LIFO layer increment and decrement impacts associated with our Washington inventory);
•
Environmental obligation mark-to-market adjustments (which represents the mark-to-market losses (gains) associated with our net RINs liability and net obligation associated with the Washington CCA and Clean Fuel Standard);

•	unrealized (gain) loss on derivatives;
•	acquisition and integration costs;
•	redevelopment and other costs related to Par West;
•	severance costs and other non-operating expense (income);
•	(gain) loss on sale of assets;
•	impairment expense; and
•	Par's portion of interest, taxes, and depreciation expense from refining and logistics investments.
Adjusted EBITDA by segment also includes Gain on curtailment of pension obligation and Other income (loss), net, which are presented below operating income (loss) on our condensed consolidated statements of operations.

The following table presents a reconciliation of Adjusted EBITDA by segment to the most directly comparable GAAP financial measure, operating income (loss) by segment, on a historical basis, for selected segments, for the periods indicated (in thousands):

	Three Months Ended March 31, 2024
	Refining	Logistics	Retail	Corporate and Other
Operating income (loss) by segment	$22,600	$20,374	$10,996	$(44,455)
Depreciation and amortization	22,270	6,775	3,116	495
Inventory valuation adjustment	625	—	—	—
Environmental obligation mark-to-market adjustments	(10,263)	—	—	—
Unrealized loss on commodity derivatives	44,692	—	—	—
Acquisition and integration costs	—	—	—	243
Par West redevelopment and other costs	—	—	—	1,971
Severance costs and other non-operating expense	642	—	—	15,496
Loss (gain) on sale of assets, net	—	61	(10)	—
Par's portion of interest, taxes, and depreciation expense from refining and logistics investments	718	928	—	—
Other loss, net	—	—	—	(2,576)
Adjusted EBITDA (1)	$81,284	$28,138	$14,102	$(28,826)

	Three Months Ended March 31, 2023
	Refining	Logistics	Retail	Corporate and Other
Operating income (loss) by segment	$263,137	$12,608	$13,474	$(27,817)
Depreciation and amortization	15,723	5,034	3,079	524
Inventory valuation adjustment	20,858	—	—	—
Environmental obligation mark-to-market adjustments	(133,301)	—	—	—
Unrealized gain on commodity derivatives	(13,670)	—	—	—
Acquisition and integration costs	—	—	—	5,271
Par West redevelopment and other costs	—	—	—	2,750
Other loss, net	—	—	—	(35)
Adjusted EBITDA (1)	$152,747	$17,642	$16,553	$(19,307)
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(1)For the three months ended March 31, 2024 and 2023, there was no change in value of contingent consideration, change in value of common stock warrants, impairment expense, impairments associated with our investment in Laramie Energy, or our share of Laramie Energy’s asset impairment losses in excess of our basis difference. For the three months ended March 31, 2023, there was no loss (gain) on sale of assets, severance costs and other non-operating expense, or Par's portion of interest, taxes, and depreciation expense from refining and logistics investments.

Laramie Energy Adjusted EBITDAX
Adjusted EBITDAX is defined as net income (loss) excluding commodity derivative loss (gain), loss (gain) on settled derivative instruments, interest expense, gain on extinguishment of debt, non-cash preferred dividend, depreciation, depletion, amortization, and accretion, exploration and geological and geographical expense, bonus accrual, equity-based compensation expense, loss (gain) on disposal of assets, phantom units, and expired acreage (non-cash). We believe Adjusted EBITDAX is a useful supplemental financial measure to evaluate the economic and operational performance of exploration and production companies such as Laramie Energy.
The following table presents a reconciliation of Laramie Energy’s Adjusted EBITDAX to the most directly comparable GAAP financial measure, net income (loss) for the periods indicated (in thousands):

	Three Months Ended March 31,
	2024	2023
Net income	$6,409	$50,818
Commodity derivative (income) loss	(6,027)	(22,456)
Gain (loss) on settled derivative instruments	821	(8,619)
Interest expense and loan fees	5,130	3,985
Gain on extinguishment of debt	—	10,098
Non-cash preferred dividend	—	2,910
Depreciation, depletion, amortization, and accretion	7,767	7,024
Phantom units	573	599
Loss on sale of assets, net	—	10
Expired acreage (non-cash)	167	(4)
Total Adjusted EBITDAX (1)	$14,840	$44,365
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(1)For the three months ended March 31, 2024 and 2023, there was no exploration and geological and geographical expense, bonus accrual, or equity-based compensation expense.